SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2003

                                  VERSATA, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                    000-29757            68-0255203
(State or other jurisdiction         (Commission File No.)    (IRS Employer
of incorporation or organization)                         Identification Number)

           300 Lakeside Drive, Suite 1500, Oakland, California, 94612 (Address of principal executive office including zip code)

                                 (510) 238-4100
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address if changed since last report)

ITEM 5. OTHER EVENTS

The Board of Directors have appointed Dr. Alan Baratz, 48, to Versata's Board. Dr. Baratz has been nominated for the Class II Director with the term expiring at the annual meeting following the close of the 2003 fiscal year meeting of the Company.

From July 2000 until December 2002, Dr. Baratz served as CEO and President of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. From September 1999 until June 2000, Dr. Baratz served as Managing Director, M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. From January 1996 until August 1999 Dr. Baratz served as President of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. Prior to Sun, Dr. Baratz was President and CEO of Delphi Internet, the online business unit of Rupert Murdoch's News Corporation and held numerous senior management positions at IBM. Dr. Baratz holds both a master's degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor's degree in mathematics and computer science from UCLA.


ITEM 7. FINANCIAL STATEMETNS AND EXHIBITS

(c) The following exhibit is filed as part of this report:

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

99.1              Press Release, dated May 20, 2003


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  VERSATA, INC.

Date:    May 20, 2003       By: /s/ Jim Doehrman
                                ----------------
                                 Jim Doehrman
                                 Chief  Financial Officer, Chief Operating
                                 Officer, Secretary and Executive Vice
                                 President